SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                           AMENDMENT NO. 1 ON FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 5, 2004

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                             CHELL GROUP CORPORATION
               (Exact name of registrant as specified in Charter)



           New York                      0-18066                11-2805051
(State or other jurisdiction of    (Commission File No.)      (IRS Employee
incorporation or organization)                              Identification No.)

                            150, 630 - 8TH Avenue SW
                                Calgary AB Canada
                                     T2P 1G6
                    (Address of Principal Executive Offices)

                                 (416) 675-0874
                            (Issuer Telephone number)

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ITEM 4.01 Changes in Registrant's Certifying Accountants


The Board of Directors of the Registrant dismissed the Registrant's independent accountant, Stonefield Josephson, Inc. ("Stonefield") effective November 5, 2004. The decision was unanimously approved by the Board. The audit reports of Stonefield Josephson, Inc. on our consolidated financial statement for the fiscal years ended August 31, 2003 and August 31, 2002 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the reports included an explanatory paragraph wherein Stonefield Josephson, Inc. expressed substantial doubt about our ability to continue as a going concern.

      In connection with the audits of the years ended August 31, 2003 and 2002 and during the subsequent interim periods through November 5, 2004, we did not have any disagreements with Stonefield Josephson, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused them to make reference to the subject matter of the disagreements in connection with their reports on our consolidated financial statements.

We have provided Stonefield Josephson, Inc. with a copy of this report prior to its filing with the Commission.

      Effective November 8, 2004, the Board unanimously decided to engage Russell Bedford Stefanou Mirchandani LLP as the Registrant's independent accountant. Prior to engaging Russell Bedford, the Registrant had not consulted with them on the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information

            Not applicable.

      (c)   Exhibits.

            Exhibit No.    Description
            -----------    -----------

            16.1.          Letter of Stonefield Josephson Inc. dated
                           April 6, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chell Group Corporation

                                              By:  /s/ Dave Bolink
                                                 --------------------------
                                                       Dave Bolink
                                                       Chief Executive Officer

Dated: April 7, 2005